UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 17, 2007

RPM INTERNATIONAL INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 777, 2628 Pearl Road, Medina, Ohio		44258
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 273-5090

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2007, Edward B. Brandon, 75, announced his intention to retire from the board of directors of RPM International Inc. (the "Company") at the annual meeting of stockholders to be held on October 4, 2007. Mr. Brandon's retirement is in accordance with the Company's informal director retirement policy. To fill the vacancy that will be created by Mr. Brandon's retirement, the board of directors has nominated David A. Daberko, 61, to stand for election as a director at the upcoming annual meeting.

Mr. Daberko is chairman of the board and chief executive officer of National City Corporation. He is a member of the board of directors of OMNOVA Corporation and Marathon Oil. He also serves on the executive committee and board of trustees of Case Western Reserve University, University Hospitals Health System and the Greater Cleveland Partnership. He earned a bachelor's degree from Denison University and a master's degree in business administration from Case Western Reserve University.

Item 7.01 Regulation FD Disclosure.

On July 17, 2007, the Company issued a press release announcing Mr. Brandon's planned retirement and the nomination of Mr. Daberko. A copy of the press release is attached hereto as Exhibit 99.1 and furnished herewith.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
Exhibit Number Description

99.1 Press release of the Company, dated July 17, 2007, announcing the planned retirement of Edward B. Brandon and the nomination of David A. Daberko.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM INTERNATIONAL INC.

July 17, 2007	By:	/s/ Edward W. Moore

Name: Edward W. Moore
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company, dated July 17, 2007, announcing the planned retirement of Edward B. Brandon and the nomination of David A. Daberko.